      COVER

U. S. Securities And Exchange Commission
Washington, D.C. 20549









                               Form 8-K






Current Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 5, 1999


Commission File Number 1-8612





                         Ameritech Corporation






                              a Delaware Corporation
                              30 South Wacker Drive
                              Chicago, Illinois 60606
                              I.R.S. Employer Identification Number 36-3251481


                              Telephone number (800) 257-0902
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Item 5.  Other Events.

Attached as an exhibit is a press release issued by Ameritech
Corporation announcing Ameritech's agreement to sell 20 Midwestern cellular properties for $3.27 billion in cash to a venture of GTE and Georgetown Partners.

Item 7. Financial Statements, Pro Forma Financial Information and
   Exhibits.

(c) Exhibits.

99   Press Release, dated April 5, 1999, issued by Ameritech
     Corporation.


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   Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 5, 1999

                                   Ameritech Corporation


                                   By: /s/ Barbara A. Klein
                                       Barbara A. Klein
                                       Vice President and Comptroller